[Letterhead of Mantyla, McReynolds & Associates]


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                ---------------------------------------------------

November 3, 1997


United States Mining & Exploration, Inc.
5525 South 900 East, #110
Salt Lake City, Utah 84117

Re: Consent to be named in the S-8 Registration Statement of United States Mining & Exploration, Inc., a Utah corporation (the "Registrant"), SEC File No. 0-022851, to be filed on or about November 3, 1997, covering the registration and issuance of 276,410 shares of common stock to two individual consultants

Gentlemen:

     We hereby consent to the use of our report for the years ended March 31, 1997 and 1996, dated May 10, 1997, except as to Note 9, which is dated October 17, 1997, in the above referenced Registration Statement. We also consent to the use of our name as experts in such Registration Statement.

/s/ Mantyla, McReynolds & Associates
Certified Public Accountants

cc: United States Mining & Exploration, Inc.


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